                                                                      EXHIBIT 11


                              BELLSOUTH CORPORATION

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                 (Dollars in Millions, Except Per Share Amounts)


                                         For the Years Ended December 31,
                                      -----------------------------------------
                                         1994           1993           1992
                                      -----------    -----------    -----------
Earnings Per
 Common Share:
  Income Before
   Extraordinary Loss
   and Cumulative
   Effect of Change in
   Accounting Principle                   2,159.8        1,034.1        1,658.4
  Extraordinary Loss on
   Early Extinguishment
   of Debt, net of tax                      --             (86.6)         (40.7)
  Cumulative Effect of
   Change in
   Accounting Principle,
   net of tax                               --             (67.4)         --
                                      -----------    -----------    -----------
    Net Income                           $2,159.8       $  880.1       $1,617.7
                                      -----------    -----------    -----------
                                      -----------    -----------    -----------

Weighted average
 shares outstanding                   496,185,157    495,663,991    490,361,696
Incremental shares
 from assumed
 exercise of stock
 options and payment
 of performance
 share awards                             420,702        423,690        423,862
                                      -----------    -----------    -----------

  Total Shares                        496,605,859    496,087,681    490,785,558
                                      -----------    -----------    -----------
                                      -----------    -----------    -----------

Earnings Per
 Common Share:
  Income before
   Extraordinary Loss
   and Cumulative Effect
   of Change in
   Accounting
   Principle                                $4.35          $2.08          $3.38
Extraordinary Loss on
   Early Extinguishment
   of Debt, net of tax                      --              (.17)          (.08)
  Cumulative Effect of
   Change in
   Accounting Principle,
   net of tax                               --              (.14)         --
                                      -----------    -----------    -----------
    Earnings per
    Common Share                            $4.35          $1.77          $3.30
                                      -----------    -----------    -----------
                                      -----------    -----------    -----------

                                                                      EXHIBIT 11


                              BELLSOUTH CORPORATION

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                 (Dollars in Millions, Except Per Share Amounts)


                                        For the Years Ended December 31,
                                      ------------------------------------------
                                         1994            1993           1992
                                      -----------     -----------    -----------
Fully Diluted
 Earnings Per
 Common Share:
  Income Before
   Extraordinary Loss
   and Cumulative Effect
   of Change in Accounting
   Principle                              2,159.8         1,034.1        1,658.4
  Extraordinary Loss on
   Early Extinguishment
   of Debt, net of tax                       --             (86.6)         (40.7)
  Cumulative Effect of
   Change in Accounting                      --             (67.4)          --
   Principle, net of tax
                                      -----------     -----------    -----------
    Net Income                           $2,159.8        $  880.1       $1,617.7
                                      -----------     -----------    -----------
                                      -----------     -----------    -----------

Weighted average
 shares oustanding                    496,185,157     495,663,991    490,361,696
Incremental shares
 from assumed
 exercise of stock
 options and payment
 of performance
 share awards                             420,702         489,935        459,329
                                      -----------     -----------    -----------
  Total Shares                        496,605,859     496,153,926    490,821,025
                                      -----------     -----------    -----------
                                      -----------     -----------    -----------

Fully Diluted
 Earnings Per
 Common Share:
  Income before
   Extraordinary Loss
   and Cumulative
   Effect of Change
   in Accounting
   Principle                                $4.35           $2.08          $3.38
Extraordinary Loss on
   Early Extinguishment
   of Debt, net of tax                       --              (.17)          (.08)
  Cumulative Effect of
   Change in Accounting
   Principle, net of tax                     --              (.14)          --
    Fully Diluted
     Earnings per                     -----------     -----------    -----------
     Common Share                           $4.35           $1.77          $3.30
                                      -----------     -----------    -----------
                                      -----------     -----------    -----------